EXHIBIT 99

                                [GRAPHIC OMITTED]
                                                       MONSANTO COMPANY
                                                       800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167


RELEASE    Immediately

CONTACT    Lori Fisher  (314-694-8535)



 MONSANTO COMPANY DECLARES QUARTERLY DIVIDEND; SETS SHAREOWNER MEETING DATE


       ST. LOUIS (Sept. 24, 2003) - Monsanto Company (NYSE: MON) today announced that its Board of Directors has declared a quarterly dividend on its common stock of 13 cents per share. The dividend is payable on Oct. 31, 2003, to shareowners of record on Oct. 10, 2003.

       The Board of Directors also set Monsanto's next annual meeting of shareowners for Thursday, Jan. 29, 2004, reflecting the company's recent change to a fiscal year-end of Aug. 31. Meeting details will be included in the company's proxy statement, which will be mailed in early December. The record date for Monsanto's 2004 annual meeting of shareowners is Dec. 1, 2003.

       Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see: www.monsanto.com.

                                      -oOo-